Exhibit 10.1

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”), dated as of the 24th day of February, 2020, is entered into by and between CIO CIRCLE POINT, LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and ARCA BIOPHARMA, INC., a Delaware corporation (“Tenant").

Recitals:

A.Landlord’s predecessor in interest and Tenant entered into that certain Office Lease Agreement (“Base Lease”) dated July 21, 2013, as amended by that certain Confirmation of Commencement Date (“Confirmation”) dated October 10, 2013, that certain Amendment to Office Lease Agreement (“First Amendment”) dated March 2, 2016, and that certain Second Amendment to Office Lease Agreement (“Second Amendment”) dated October 10, 2019 (the Base Lease, as amended by the Confirmation, the First Amendment and the Second Amendment, is referred to herein as the “Lease”), pertaining to approximately 5,326 rentable square feet of space known as Suite 140 (the “Premises”) in the building known as CirclePoint Corporate Center II (the “Building”) having an address of 11080 CirclePoint Road, Westminster, Colorado 80021.  Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.

B.The Term of the Lease is scheduled to expire on March 31, 2020, and the parties desire to extend the Term of the Lease upon the terms set forth herein.

C.Landlord and Tenant desire to memorialize the extension of the Term of the Lease, and otherwise amend the Lease in the manner and form hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.The Term of the Lease is hereby extended for a period of six (6) calendar months (the “Second Extension Term”), commencing on April 1, 2020 (“Second Extension Commencement Date”), and expiring on September 30, 2020.  Tenant has no further rights to extend or renew the Term of the Lease, and any such rights set forth in the Lease are hereby deleted in their entirety.

2.For periods prior to the Second Extension Commencement Date, Tenant shall pay Minimum Monthly Rent as provided in the Lease without regard to this Amendment.  From and after the Second Extension Commencement Date and for the duration of the Second Extension Term, Tenant shall pay Minimum Monthly Rent in the manner provided in the Lease in accordance with the following Minimum Monthly Rent schedule:

PeriodRate per RSF/YearMinimum Monthly Rent

4/1/2020 – 9/30/2020             $19.00$8,432.83

3.For the duration of the Term, as hereby extended, in addition to Minimum Monthly Rent, Tenant shall be obligated to pay all other sums payable by Tenant in accordance with the Lease applicable to the Premises, including, without limitation, payment of Operating Cost Rent and all other Additional Rent and other charges payable by Tenant pursuant to the Lease.

4.Landlord has no obligation to make or pay for alterations or improvements to the Premises and Tenant hereby accepts the Premises as of the date of this Amendment and for the duration of the Second Extension Term in its current “as is” condition.

5.Tenant hereby represents and warrants to Landlord that it has not engaged any broker in connection with the negotiation and/or execution of this Amendment. Tenant has no knowledge of any other broker’s involvement in this transaction. Tenant will indemnify Landlord against any claim or expense (including, without limitation, attorneys’ fees) paid or incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant.

6.If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern.  The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

7.Time is of the essence herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written and it is effective upon delivery of a fully executed copy to Tenant.

TENANT: ARCA BIOPHARMA, INC., a Delaware corporation By:/s/ Brian Selby________________ Name:Brian Selby Title:Vice President, Finance

LANDLORD:

CIO CIRCLE POINT, LIMITED PARTNERSHIP, a Delaware limited partnership

By: CIO Circle Point GP, LLC, a Delaware limited liability company, its Sole General Partner

By:_/s/ Greg Tylee____________

Name:Greg Tylee   ______________

Title:Vice President_____________

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